Exhibit 10.02

THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO WELLQUEST MEDICAL & WELLNESS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE DEBENTURE

          FOR VALUE RECEIVED, WellQuest Medical & Wellness Corporation, an Oklahoma corporation (the “Borrower”), promises to pay to Regent Private Capital LLC (the “Holder”) or its registered assigns or successors in interest, the sum of Four Hundred Forty Three Thousand One Hundred Twenty Three Dollars and Twenty Eight Cents ($443,123.28), together with any accrued and unpaid interest hereon, on April 1, 2012 (the “Maturity Date”) if not sooner paid.

          Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Letter Agreement dated as of May 11, 2009 but effective as of April 1, 2009, between Borrower and the Holder (as amended, modified or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Debenture:

ARTICLE I.
INTEREST & AMORTIZATION

1. Contract Rate. Subject to Sections 4.11 and 6.7 hereof, interest payable on this Debenture shall accrue at a rate per annum equal to ten percent (10.0%) (the “Contract Rate”).

2. Payments. Payment of the aggregate principal amount outstanding under this Debenture (the “Principal Amount”), together with all accrued interest thereon shall be made on the Maturity Date.

ARTICLE II.
CONVERSION REPAYMENT

1. Optional Conversion. The Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default and to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.” The “Fixed Conversion Price” shall mean $0.08888.

2. Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Debenture into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

3. Conversion Mechanics.

(a)

The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

(b)

The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                    A. Reclassification, etc. If Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

                    B. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by Borrower in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

4. Reservation of Shares. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Debenture. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture.

5. Issuance of New Debenture. Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. Subject to the provisions of Article III, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Debenture.

ARTICLE III.
EVENTS OF DEFAULT

          The occurrence of any of the following events set forth in Sections 3.1 through 3.9, inclusive, shall be an “Event of Default”:

1. Failure to Pay Principal, Interest or other Fees. Borrower fails to pay when due any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Purchase Agreement, and such failure shall continue for a period of ten (10) days following the date upon which any such payment was due.

2. Breach of Covenant. Borrower breaches any covenant or other term or condition of this Debenture in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

3. Breach of Representations and Warranties. Any representation or warranty of Borrower made herein, or the Purchase Agreement, or in any Ancillary Agreement shall be false or misleading in any material respect.

4. Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the FINRA OTC Bulletin Board, FINRA SmallCap Market, FINRA National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

5. Receiver or Trustee. Any Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

6. Judgments. Any money judgment, writ or similar final process shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $250,000 in the aggregate for Borrower, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

7. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against any Borrower or any of its Subsidiaries.

8. Default Under Other Agreements. The occurrence of an Event of Default under and as defined in the Purchase Agreement or any Ancillary Agreement or any event of default (or similar term) under any other agreement evidencing indebtedness of at least $500,000.

9. Failure to Deliver Common Stock or Replacement Debenture. Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Debenture and the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within five (5) days. If Borrower is required to issue a replacement Debenture to Holder and Borrower shall fail to deliver such replacement Debenture within seven (7) Business Days.

DEFAULT RELATED PROVISIONS

10. Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Debenture shall automatically be increased by one-half percent (0.50%) per month, subject to a maximum interest rate of twelve percent

(12%) per annum, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such Obligations until such Event of Default is cured or waived.

11. Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Debenture is paid in full.

12. Cumulative Remedies. The remedies under this Debenture shall be cumulative.

ARTICLE IV.
MISCELLANEOUS

1. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

2. Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Purchase Agreement.

3. Amendment Provision. The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

4. Assignability. This Debenture shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement.

5. Cost of Collection. If default is made in the payment of this Debenture, each Borrower shall jointly and severally pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of Oklahoma without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Oklahoma and the United States District Courts situated therein for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrowers to the Holder and thus refunded to the Borrowers

8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

[Balance of page intentionally left blank; signature page follows.]

          IN WITNESS WHEREOF, Borrower has caused this Convertible Debenture to be signed in its name effective as of this 1st day of April, 2009.

WELLQUEST MEDICAL & WELLNESS CORPORATION

By:

Name:	Steve Swift
Title:	President

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Debenture into Common Stock)

[Name and Address of Holder]

The undersigned hereby converts $_________ of the principal due on April 1, 2012 under the Convertible Debenture issued by WellQuest Medical & Wellness Corporation (“Borrower”) dated as of April 1, 2009 by delivery of shares of Common Stock of Borrower on and subject to the conditions set forth in Article II of such Debenture.

1. Date of Conversion	_______________________

2. Shares To Be Delivered:	_______________________
______________________________

By:_______________________________

Name:_____________________________
Title:______________________________